Exhibit 99.1

Crane Co.	NEWS

Contact:

Pamela J.S. Styles

Director Investor Relations

203-363-7352

www.craneco.com

Crane Co. Announces Medical Leave of Absence for CFO

STAMFORD, CONNECTICUT – March 3, 2004 - Crane Co. (NYSE: CR) today announced the temporary medical leave of absence by George S. Scimone, Vice President-Finance and Chief Financial Officer, for treatment of lymphoma. Eric C. Fast, President and Chief Executive Officer, will assume the position of acting chief financial officer during Mr. Scimone’s absence.

Crane Co. is a diversified manufacturer of engineered industrial products. Crane Co. is traded on the New York Stock Exchange (NYSE:CR).